Exhibit 99.1
Global Cash Access Sets Date for Fourth Quarter and Full Year 2010 Earnings Conference Call, Announces Certain Preliminary Estimated Results for Fiscal Year 2010 and a Preliminary Estimated Outlook for Fiscal Year 2011
Las Vegas, NV — February 1, 2011 — Global Cash Access Holdings, Inc. (the “Company”) (NYSE:GCA) today announced it will host a conference call and webcast to discuss its fourth quarter and fiscal year 2010 results on March 2, 2011 at 5:00 p.m. ET. For further information please visit the Company’s website at www.gcainc.com under the investor relations section.
The Company is currently in the process of seeking refinancing of all of its indebtedness outstanding under its senior secured credit facility as well as its senior subordinated notes. As such, the Company is providing certain preliminary estimated results for the year ended December 31, 2010 and a preliminary estimated outlook of certain financial measures for the year ending December 31, 2011.
Preliminary Fiscal Year 2010 Estimated Results
Although the Company is still in the process of closing its books and preparing its financial statements for the year ended December 31, 2010, the Company preliminarily estimates that diluted earnings per share is expected to be between approximately $0.30 and $0.33 and cash earnings per share to be between approximately $0.52 and $0.55. The Company also preliminarily estimates EBITDA (a non-GAAP measure) for the year ended December 31, 2010 to be between $67 million and $70 million.
The Company repaid $15.25 million of outstanding indebtedness under the Company’s senior secured credit facility on December 28, 2010. The Company’s outstanding long term indebtedness at December 31, 2010 was $208.75 million.
Preliminary 2011 Estimated Outlook
Although the Company has not yet finalized its operating plan for the fiscal year ending December 31, 2011, the Company estimates that diluted earnings per share from continuing operations for the fiscal year ending December 31, 2011 will be between approximately $0.25 and $0.28 and cash earnings per share will be between approximately $0.40 and $0.43. The Company estimates that EBITDA for the fiscal year ending December 31, 2011 will be between approximately $61 million and $65 million.
The foregoing estimations reflect the following assumptions:
•	Our 2011 estimated outlook assumes no recovery in the gaming industry in 2011;

•	An effective tax rate for the full year of approximately 37.2%;

•	Cash outlays for capital expenditures of between approximately $7 million and $9 million; and

•	Fully diluted shares outstanding for the full year of between approximately 66 million and 67 million.

•	Interest expense is based upon an increase in the LIBOR curve from 0.3105 to 1.0450

Non-GAAP Financial Information
In order to enhance investor understanding of the underlying trends in our business and to provide for better comparability between periods in different years, the Company is providing preliminary estimated EBITDA and cash EPS on a supplemental basis. Reconciliations between GAAP measures and non-GAAP measures and between actual results and adjusted results are provided at the end of this press release. EBITDA and cash EPS are not measures of financial performance under United States Generally Accepted Accounting Principles (“GAAP”). Accordingly, they should not be considered a substitute for net income, operating income or other income or cash flow data prepared in accordance with GAAP.
This press release contains forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements included in this press release, other than statements that are purely historical, are forward-looking statements. Words such as “going forward,” “believes,” “intends,” “expects,” “forecasts,” “anticipate,” “plan,” “seek,” “estimate” and similar expressions also identify forward-looking statements. Forward-looking statements in this press release include, without limitation, (a) our preliminary estimates of 2010 diluted earnings per share, cash earnings per share and EBITDA; (b) our preliminary estimates of 2011 diluted earnings per share, cash earnings per share and EBITDA and the assumptions upon which they are based; (c) our assumption that there will be no recovery in the gaming industry in 2011: (d) our assumption that our effective tax rate for the full year 2011 will be approximately 37.2%; (e) our assumption for 2011 that cash outlays for capital expenditures will be between approximately $7 million and $9 million; (f) our assumption for 2011 that there will be approximately 66 million to 67 million diluted shares outstanding; (g) our assumption that there will be an increase in the LIBOR curve from 0.3105 to 1.0450 in 2011; (h) our belief that EBITDA and cash EPS are widely-referenced financial measures in the financial markets and our belief that references to the foregoing are helpful to investors.
Our beliefs, estimates, assumptions, expectations, forecasts, objectives, anticipations, intentions and strategies regarding the future, including without limitation those concerning expected operating results, revenues and earnings are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from results contemplated by the forward-looking statements, including but not limited to: (a) deviations from preliminary estimates of financial results for the year ended December 31, 2010 that occur in the course of the Company closing its books and completing its preparation of its financial statements, as a result of finalizing computations, reclassifying accounting entries or otherwise; (b) our inability to predict consumer trends, industry trends or business conditions for fiscal 2011; (c) our ability to successfully refinance the Company’s indebtedness outstanding under the Company’s senior secured credit facilities and senior subordinated notes as a result of market conditions, credit ratings or otherwise; (d) unexpected events that may delay or prohibit our proposed technology, including licensing and regulatory issues or unexpected changes in the market place; (e) unexpected changes in the market and economic conditions; (f) reduced demand for or increased competition with our products and services that affects our 2011 revenue, diluted earnings per share, cash earnings per share and EBITDA; (g) unexpected events that may require us to incur additional expense investment in our platforms; (h) unexpected adjustments to average 3-month LIBOR or the amount of outstanding balances subject to 3-month LIBOR; (i) with respect to our expectation that our effective tax rate will be approximately 37.2% for the full year 2011 (1) incurrence of expenses that are not deductible for tax purposes, and (2) the entry into business lines or foreign countries with tax structures different from the ones we are currently subject to; (j) unexpected events that may require capital expenditures to materially differ from those expected; (k) unanticipated share issuances or redemptions, and (l) inaccuracies in our assumptions as to the financial measures that investors use or the manner in which such financial measures may be used by such investors.
The forward-looking statements in this press release are subject to additional risks and uncertainties set forth under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our filings with the Securities and Exchange Commission, including, without limitation, our registration statement on Form S-1 (No. 333-133996), our Annual Report filed on Form 10-K (No. 001-32622) on March 15, 2010 and our subsequent quarterly reports on Form 10-Q, and are based on information available to us on the date hereof. We do not intend, and assume no obligation, to update any forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release.

About Global Cash Access Holdings, Inc.
Las Vegas-based Global Cash Access, Inc. (“GCA”), a wholly owned subsidiary of Global Cash Access Holdings, Inc., is a leading provider of cash access products and related services to over 1,100 casinos and other gaming properties in the United States, Europe, Canada, the Caribbean, Central America and Asia. GCA’s products and services provide gaming patrons access to cash through a variety of methods, including ATM cash withdrawals, point-of-sale debit card transactions, credit card cash advances, check verification and warranty services, and Western Union money transfers. GCA also provides products and services that improve credit decision-making, automate cashier operations and enhance patron marketing activities for gaming establishments. With its proprietary database of gaming patron credit history and transaction data on millions of gaming patrons worldwide, GCA is recognized for successfully developing and deploying technological innovations that increase client profitability, operational efficiency and customer loyalty. More information is available at GCA’s Web site at www.gcainc.com.
CONTACT:

Investor Relations	Media Relations
Don Duffy, ICR	Liz Brady, ICR
203-682-8215	646-277-1226
IR@gcamail.com	lbrady@icrinc.com

	2010 Estimate		2011 Estimate
	in Millions		in Millions
Net Income after taxes	$20	$22	$16	$19
Interest	$16	$16	$20	$20
Depreciation & Amortization	$16	$16	$15	$15
Taxes	$14	$15	$10	$11

EBITDA (1)	$67	$70	$61	$65

Non Cash Compensation Expense	$8	$8	$8	$8

Net Income +Taxes	$35	$37	$26	$28

Cash EPS	$0.52	$0.55	$0.40	$0.43

EPS	$0.30	$0.33	$0.25	$0.28

(1)	EBITDA is calculated as net income before taxes plus interest and depreciation and amortization